EXHIBIT (99)c



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ____________________

                                   FORM 11-K

                             ____________________


/X/  Annual report pursuant to Section 15(d) of the Securities Exchange Act of
 _   1934

     For the Fiscal Year Ended December 31, 1996

                                      OR

/_/ Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

     For the transition period from ________ to ________

Commission file number 1-5152

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PACIFICORP
                         K PLUS EMPLOYEE SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                              700 N.E. Multnomah
                                  Suite 1600
                            Portland, Oregon  97232

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

TABLE OF CONTENTS
______________________________________________________________________________

                                                                          PAGE
                                                                          ____

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
  DECEMBER 31, 1996 AND 1995:

     Statements of Net Assets Available for Benefits                       2

     Statements of Changes in Net Assets Available for Benefits            3

     Notes to Financial Statements                                        4-10

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 1996:

     Item 27a - Schedule of Assets Held for Investment Purposes          11-12

     Item 27d - Schedule of Reportable Transactions - Series               13

     Item 27d - Schedule of Reportable Transactions - Single               14

Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


PacifiCorp K Plus Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PacifiCorp K Plus Employee Savings Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules for the year ended December 31, 1996, listed in the Table of Contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1996 financial statements taken as a whole.





DELOITTE & TOUCHE LLP

Portland, Oregon
June 23, 1997

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
______________________________________________________________________________

                                                    1996            1995

ASSETS:
  Investments at fair value (Note 3):
    PacifiCorp common stock                    $ 68,052,518    $ 69,099,009
    Mutual Funds                                247,912,805     180,126,286
    Guaranteed investment contracts              70,676,640      62,931,727
    Temporary cash investments                   29,147,248      16,524,124
    Participant loans                            27,919,472      20,911,145
                                                ___________     ___________

         Total investments                      443,708,683     349,592,291
                                                ___________     ___________

  Receivables:
    Due from brokers for securities sold            269,422         506,425
    Dividends and interest                        1,079,165         465,830
    Participant contributions                       803,065         995,351
                                                ___________     ___________

         Total receivables                        2,151,652       1,967,606
                                                ___________     ___________

         Total assets                           445,860,335     351,559,897
                                                ___________     ___________

LIABILITIES:
  Due to brokers for securities purchased        18,241,797         980,506
  Other liabilities                                       -       1,147,904
                                                ___________     ___________

         Total liabilities                       18,241,797       2,128,410
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS              $427,618,538    $349,431,487
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
______________________________________________________________________________

                                                    1996            1995

INCREASES TO NET ASSETS ATTRIBUTED TO:
  Investment income:
    Net appreciation in fair value of
      investments (Note 4)                     $  8,752,952    $ 39,163,119
    Dividends                                    22,168,150      11,952,936
    Interest and other investment income          5,905,884       7,452,109
                                                ___________     ___________

      Total investment income                    36,826,986      58,568,164

  Participant contributions                      31,896,032      31,809,258

  Merged from Centralia Mining Company
    Thrift Plan (Note 8)                         26,076,580               -

  Net Transfers and other receipts                  178,755         883,810
                                                ___________     ___________

      Total increases                            94,978,353      91,261,232
                                                ___________     ___________

DECREASES TO NET ASSETS ATTRIBUTED TO:
  Participant withdrawals                        16,493,289      19,060,255
  Administrative expenses                           298,013         459,259
                                                ___________     ___________

      Total decreases                            16,791,302      19,519,514
                                                ___________     ___________

NET INCREASE                                     78,187,051      71,741,718

NET ASSETS AVAILABLE FOR BENEFITS
  BEGINNING OF YEAR                             349,431,487     277,689,769
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS
  END OF YEAR                                  $427,618,538    $349,431,487
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
______________________________________________________________________________

1.   PLAN DESCRIPTION

     The following brief description of the PacifiCorp K Plus Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     GENERAL - Effective January 1, 1988, PacifiCorp (the "Company") and most of its subsidiaries ("Employers") adopted the Plan. The Plan is a tax-qualified employee savings plan covering all employees of the Employers, except employees identified as "casual employees" within the Employer's payroll system, employees covered by a collective bargaining agreement that does not provide for participation in the Plan, leased employees, and temporary employees. Qualified employees of the Employers become eligible to participate after completing one month of service as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     PARTICIPANT CONTRIBUTIONS - Participants may elect to contribute a percentage of their pre-tax annual compensation as defined in the Plan ("Pre-Tax Contributions"). Different percentages can apply to separate Employers, but in no event will the percentage be more than 16% of eligible compensation, or 14% for participants eligible to participate in the PacifiCorp K Plus Employee Stock Ownership Plan.

     Each Employer makes a matching contribution each year for each participant ("Matching Contribution"). The Matching Contribution is a percentage of the participant's Pre-Tax Contribution for the year, up to 6% of the participant's compensation for the year. The Matching Contribution percentage is 50% or a percentage fixed in the Employer's adoption statement or by resolution of the Board of Directors of the Employer and announced to participants, or pursuant to a collective bargaining agreement. Other than for employees covered by certain collective bargaining agreements, the Matching Contribution is made to the PacifiCorp K Plus Employee Stock Ownership Plan.

     VESTING - Pre-Tax Contributions are fully vested at all times. Matching contributions are vested based on years of service as follows:

          YEARS OF SERVICE                           PERCENT VESTED
          ________________                           ______________

              Less than 1                                    0%
                   1                                        20%
                   2                                        40%
                   3                                        60%
                   4                                        80%
               5 or more                                   100%

     PARTICIPANT ACCOUNTS - Each participant's account is credited with Pre-Tax Contributions, Matching Contributions, where applicable, and an allocation of the Plan's earnings. Pre-Tax Contributions are credited based on the participant's election, Matching Contributions are credited according to the formula in the Plan, and Plan earnings are allocated based on participant account balances.

     PARTICIPANT WITHDRAWALS - Vested benefits are payable in a lump sum upon retirement, termination, death or disability. If the participant's account balance exceeds $3,500, the participant may defer payment, or upon retirement, elect installment payments over a specified period of time not exceeding 15 years from the date of commencement of benefits. The Plan also provides for withdrawals due to financial hardship.

     PARTICIPANT LOANS - Participants may borrow from their account balance a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 100% of their account balance under the Plan. Loan terms range from 1 to 5 years or up to 15 years for the purchase of a primary residence. The loans bear interest at a rate commensurate with local prevailing rates and are secured by the balance in the participant's account and an assignment of current pay of the participant sufficient to service the loan.

     PLAN TERMINATION - Although it has not expressed any intentions to do so, the Company may wholly or partially terminate the Plan or direct the discontinuance of contributions at any time, subject to the provisions of ERISA.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING - The financial statements of the Plan are prepared under the accrual method of accounting.

     INVESTMENT VALUATION - The investment in PacifiCorp common stock is stated at fair value based on published market quotations at year end. The per share market values of the PacifiCorp common stock at December 31, 1996 and 1995 were $20.500 and $21.125, respectively. The Pacific Telecom, Inc. common stock fund was discontinued in 1995 (see
     Note 7).

     The Plan's investments in guaranteed investment contracts are stated at contract value which represents contributions made under the contract, plus earnings, less withdrawals. Management believes that the contract value approximates fair value for the guaranteed investment contracts. The average yield to maturity of the guaranteed investment contracts was 6.14% at December 31, 1996 and 6.51% at December 31, 1995. There were no valuation reserves at December 31, 1996 and 1995. Investments in mutual funds are stated at fair value based on quoted market prices. Temporary cash investments and participant loans are stated at cost which approximates fair value.

     INVESTMENT TRANSACTIONS AND INVESTMENT INCOME - Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Changes in fair value of investments during the year are recorded as net appreciation or depreciation in fair value of investments.

     FEDERAL INCOME TAXES - The Plan is a tax-qualified retirement plan in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and related provisions. The Plan includes elective contribution provisions designed to qualify under Code Section 401(k) and related provisions. The Company has received a determination letter dated June 23, 1993 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     BENEFITS PAYABLE - As of December 31, 1996 and 1995, net assets available for benefits included benefits of $45,880 and $226,267, respectively, due to participants who have withdrawn from participation in the Plan.

     ADMINISTRATIVE EXPENSES - The Plan provides that each employer may pay administrative costs and expenses of the Plan; those costs not paid by each employer are paid from Plan assets.

     PARTICIPANT LOANS - Loan transactions are treated as a transfer between the investment funds and the Participant Loan Fund.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases to net assets during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS - Certain reclassifications have been made to prior year balances in order to conform with current year presentation. These reclassifications had no effect on previously reported net assets available for benefits.

3.   INVESTMENT PROGRAMS AND FUND INFORMATION

     Upon enrollment in the Plan, a participant may direct participant contributions in any of the following funds:

     A.   The Equity Fund, which consists primarily of equity investments.

     B. The Balanced Fund, which consists primarily of equity investments and bonds.

     C. The Bond Fund, which consists primarily of mortgage-backed securities, U.S. Treasury bonds, and Corporate bonds.

     D. The Stable Asset Fund, which consists primarily of guaranteed insurance contracts.

     E. The PacifiCorp Stock Fund, which consists of PacifiCorp common stock.

     F.   The Pacific Telecom Stock Fund, which was discontinued in 1995 (see
          Note 7) consisted primarily of common stock of Pacific Telecom, Inc.

     G.   The Money Market Fund, which consists solely of U.S. Treasury
          Securities.

     H. The Aggressive Equity Fund, which consists of equity instruments of smaller and medium sized companies.

     I. The International Equity Fund, which consists of equity instruments of non-U.S. companies.

     J. The Life Path Funds, which consist of various proportions of equity instruments and fixed income and debt instruments. There are five Life Path Funds from which the participant may choose.

     The participant loan fund is used to account for loans to participants.

     Participant contributions, participant withdrawals/loan disbursements, and investment income and net assets by fund are as follows for the years ended December 31, 1996 and 1995:

                                                    1996           1995

     Participant contributions:
        Equity Fund                              $ 8,887,126    $ 9,681,817
        Balanced Fund                              5,228,986      5,314,634
        Bond Fund                                    912,824      1,097,784
        Stable Asset Fund                          4,147,397      5,244,091
        PacifiCorp Stock Fund                      5,052,044      6,530,308
        Pacific Telecom Stock Fund                         -        661,002
        Money Market Fund                            519,696        127,908
        Aggressive Equity Fund                     5,378,157        953,577
        International Equity Fund                    821,790        161,520
        Life Path 2000                                85,659         12,129
        Life Path 2010                               263,662         75,058
        Life Path 2020                               280,293         72,887
        Life Path 2030                               166,816         43,176
        Life Path 2040                               151,582         29,757
        Pending investment account                         -      1,803,610
                                                  __________     __________

           Total                                 $31,896,032    $31,809,258
                                                  ==========     ==========

     Participant withdrawals/loan disbursements:
        Equity Fund                              $ 4,745,965   $  7,917,953
        Balanced Fund                              2,980,129      4,661,321
        Bond Fund                                    527,012        942,736
        Stable Asset Fund                          7,026,916      9,920,393
        PacifiCorp Stock Fund                      4,474,127      5,350,586
        Pacific Telecom Stock Fund                         -      1,190,132
        Money Market Fund                            482,842         83,961
        Aggressive Equity Fund                     1,456,597        357,925
        International Equity Fund                    133,625         11,149
        Life Path 2000                                 2,258         22,799
        Life Path 2010                                81,555         43,220
        Life Path 2020                                95,681         30,772
        Life Path 2030                                (2,674)          (342)
        Life Path 2040                                (1,566)         2,977
        Pending distribution account                 220,040       (326,404)
        Participant Loans Fund                    (5,729,218)   (11,148,923)
                                                  __________     __________

           Total                                 $16,493,289   $ 19,060,255
                                                  ==========    ===========

                                                    1996           1995

     Investment income (loss):
        Equity Fund                              $17,750,492    $24,430,637
        Balanced Fund                              7,649,695     10,527,359
        Bond Fund                                    192,698      1,449,465
        Stable Asset Fund                          4,421,764      5,231,226
        PacifiCorp Stock Fund                      1,577,703     13,808,880
        Pacific Telecom Stock Fund                         -        298,704
        Money Market Fund                            297,565         52,798
        Aggressive Equity Fund                     2,190,433      1,828,251
        International Equity Fund                    668,871         56,787
        Life Path 2000                                36,291         20,079
        Life Path 2010                               164,279         42,096
        Life Path 2020                               188,920         43,754
        Life Path 2030                               104,656         22,954
        Life Path 2040                               126,373         25,796
        Pending distribution account                  24,879          9,209
        Pending investment account                    46,585         19,193
        Participant Loans Fund                     1,385,782        700,976
                                                  __________     __________

           Total                                 $36,826,986    $58,568,164
                                                  ==========     ==========

     Net assets:
        Equity Fund                             $107,837,715   $ 85,518,672
        Balanced Fund                             70,972,707     51,911,753
        Bond Fund                                  8,784,708      9,266,955
        Stable Asset Fund                         80,912,821     77,172,862
        PacifiCorp Stock Fund                     68,604,714     69,419,732
        Pacific Telecom Stock Fund                        16             16
        Money Market Fund                          6,858,004      5,606,052
        Aggressive Equity Fund                    40,372,116     21,701,823
        International Equity Fund                  6,291,211      2,212,875
        Life Path 2000                               609,588        649,226
        Life Path 2010                             1,914,276      1,020,445
        Life Path 2020                             1,848,547        904,600
        Life Path 2030                             1,126,702        373,115
        Life Path 2040                             1,098,144        415,203
        Pending distribution account                 138,007        342,712
        Pending investment account                 2,120,572      1,901,756
        Participant Loans Fund                    28,128,690     21,013,690
                                                 ___________    ___________

           Total                                $427,618,538   $349,431,487
                                                 ===========    ===========

     The pending accounts consist of cash held at year end awaiting investment or distribution.

4.   NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

     For the years ended December 31, 1996 and 1995, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                    1996           1995


     PacifiCorp common stock                     $(1,810,979)   $ 9,966,263
     Pacific Telecom, Inc. common stock                    -        (19,774)
     Mutual funds                                 10,563,931     29,323,374
     Guaranteed investment contracts                       -       (106,744)
                                                  __________     __________

           Net appreciation in fair value
             of investments                      $ 8,752,952    $39,163,119
                                                  ==========     ==========

5.   RELATED-PARTY TRANSACTIONS

     Purchases of employer-related stock during the years ended December 31, 1996 and 1995 were as follows:

                                                                                    Pacific Telecom, Inc.
                                                 PacifiCorp Common Stock              Common Stock
                                                   _______________________        ________________________
                                                   Number                         Number
                                                    of Shares        Cost          of Shares      Cost

     Balance, December 31, 1994                  3,447,122     $64,588,937        314,882   $ 7,680,969
         Purchases                                   267,420       5,133,246         14,050       422,483
         Sales                                      (413,036)     (7,863,152)      (328,790)   (8,099,731)
         Distributed to participants                 (30,547)       (552,113)          (142)       (3,721)
                                                   _________      __________       ________    __________

     Balance, December 31, 1995                  3,270,959      61,306,918              -             -
         Purchases                                   369,420       7,440,299              -             -
         Sales                                      (296,092)     (5,552,382)             -             -
         Distributed to participants                 (24,652)       (450,174)             -             -
                                                   _________      __________       ________    __________

     Balance, December 31, 1996                  3,319,635     $62,744,661              -   $         -
                                                   =========      ==========       ========    ==========

6.   INVESTMENTS EXCEEDING 5% OF NET ASSETS AVAILABLE FOR BENEFITS

     Investments which exceeded 5% of net assets available for benefits as of December 31, 1996 and 1995 are as follows:

                                                    1996           1995

     PacifiCorp Common Stock                    $ 68,052,518    $69,099,009
     Dodge & Cox Balanced Fund                    71,016,252     52,060,057
     Columbia Management Equity Fund             107,911,041     85,889,537
     Putnam New Opportunities Fund                40,416,605     21,712,741
     Bankers Trust Pyramid Directed
        Account Cash Fund                         29,147,248              -

7.   MERGER OF PACIFIC TELECOM, INC.

     On September 27, 1995, holders of a majority of the 5.3 million shares of outstanding common stock held by minority shareholders of Pacific Telecom, Inc. voted in favor of the merger of an indirectly wholly-owned subsidiary of the Company into Pacific Telecom, Inc. As a result of the merger, the common stock held by minority shareholders (other than shares as to which dissenters' rights were perfected) were converted into the right to receive $30 per share in cash and Pacific Telecom, Inc. became an indirectly wholly-owned subsidiary of the Company.

8.   MERGER OF CENTRALIA MINING COMPANY THRIFT PLAN

     Effective December 31, 1996, the Centralia Mining Company Thrift Plan was merged into the Plan. As a result of the merger, the net assets available for benefits of the Centralia Mining Company Thrift Plan were transferred into the Plan on that date. The assets transferred consisted of $20,376,281 in cash, 241,253 shares of PacifiCorp common stock valued at $4,945,687 at December 31, 1996 and participant loan investments totaling $754,612. Participants of the Centralia Mining Company Thrift Plan became participants of the Plan effective January 1, 1997.

9.   CONCENTRATION OF RISK

     The Plan's assets consist primarily of financial instruments including temporary cash investments, investment contracts, PacifiCorp common stock, mutual funds, and participant loans. These financial instruments may subject the Plan to concentrations of risk, as from time to time, cash balances exceed amounts insured by the Federal Deposit Insurance Corporation, market value of securities are dependent on the ability of the issuers to honor contractual commitments, and investments in common stock are subject to changes in market values of the stock.

10.  SUBSEQUENT EVENT

     Effective July 1, 1997, the Utah Power and Light Company Employee Savings and Stock Purchase Plan of PacifiCorp will be merged into the Plan.

                                  * * * * * *

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
______________________________________________________________________________

                                             SHARES
                                               OR
   IDENTITY OF ISSUE, BORROWER,               FACE                       CURRENT
         OR SIMILAR PARTY                     VALUE          COST         VALUE

MUTUAL FUNDS:
  Dodge & Cox Balanced Fund                 1,187,166   $ 64,249,597   $ 71,016,252
  PIMCO Total Return Fund                     837,644      8,675,250      8,795,260
  Columbia Management Equity Fund           5,602,858    101,124,831    107,911,041
  Putnam New Opportunities Fund               994,748     37,969,770     40,416,605
  T. Rowe Price International Stock Fund      456,604      5,923,294      6,301,134
  Vanguard Admiral Funds Inc.               6,862,123      6,862,123      6,862,123
  Life Path 2000 Fund                          56,217        597,885        609,952
  Life Path 2010 Fund                         157,861      1,805,386      1,916,439
  Life Path 2020 Fund                         143,401      1,709,332      1,857,049
  Life Path 2030 Fund                          82,807      1,049,742      1,127,829
  Life Path 2040 Fund                          75,906      1,015,407      1,099,121
                                                         ___________    ___________

    Total Mutual Funds                                   230,982,617    247,912,805
                                                         ___________    ___________

COMMON STOCK:
* PacifiCorp common stock                   3,319,635     62,744,661     68,052,518
                                                         ___________    ___________

GUARANTEED INVESTMENT CONTRACTS:
  Sun Life Assurance, 5.46%, due 12/27/98                  2,000,000      2,344,657
  Sun Life Assurance, 5.80%, due 3/18/98                   1,000,000      1,244,051
  First Allmerica Financial Life Ins.,
    6.95%, due 5/12/99                                       843,309        902,053
  First Allmerica Financial Life Ins.,
    6.95%, due 3/12/99                                       843,309        902,053
  Safeco Life Ins., 7.23%, due 4/3/97                        500,000        686,999
  Principal Mutual, 5.75%, due 5/29/98                     1,000,000      1,231,033
  Safeco Life Ins., 6.88%, due 11/10/99                    1,333,333      1,391,946
  Safeco Life Ins., 6.88%, due 9/11/00                     1,333,333      1,391,946
  Transamerican Occidental, 5.60%,
    due 7/22/00                                            5,000,000      5,235,263
  Life of Virginia, 6.47%, due 11/4/97                     1,000,000      1,287,606
  Life of Virginia, 5.64%, due 6/30/98                     1,500,000      1,819,635
  Hartford Life, 7.51%, due 7/27/99                        1,000,000      1,192,172
  Lincoln National, 6.84%, 2/28/97                           500,000        696,145
  Prudential Life, 6.95%, due 12/30/97                     2,500,000      3,293,835
  Prudential Life, 5.61%, due 5/29/98                      1,000,000      1,222,800
  Protective Life, 6.24%, due 8/27/97                      1,000,000      1,021,454
  Principal Mutual, 7.40%, due 4/23/99                     1,500,000      1,806,996
                                                                        ___________

  Forward                                                 23,853,284     27,670,644

                                                                         (Continued)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
______________________________________________________________________________

                                             SHARES
                                               OR
   IDENTITY OF ISSUE, BORROWER,               FACE                       CURRENT
         OR SIMILAR PARTY                     VALUE          COST         VALUE


GUARANTEED INVESTMENT CONTRACTS (Continued):
  Forward                                               $ 23,853,284   $ 27,670,644
  Lincoln National, 6.75%, due 1/30/98                     1,500,000      1,946,245
  Nationwide Insurance, 7.20%, due 5/29/97                   750,000      1,032,070
  Life of Virginia, 7.40%, due 6/28/99                     2,000,000      2,394,976
  New York Life, 5.63%, due 7/31/98                        1,250,000      1,278,921
  New York Life, 5.63%, due 4/30/98                        1,250,000      1,278,921
  Nationwide Insurance, 6.75%, due 10/22/97                1,000,000      1,314,958
  Nationwide Insurance, 5.85%, due 9/30/97                   333,333        423,498
  New York Life, 7.45%, due 7/23/99                          750,000        889,907
  New York Life, 7.45%, due 9/23/99                          750,000        889,907
  New York Life, 5.70%, due 11/30/98                       2,000,000      2,378,400
  New York Life, 5.10%, due 8/31/98                        1,500,000      1,762,663
  Safeco Life, 6.54%, due 7/1/97                           1,200,000      1,590,191
  Sun Life Assurance, 6.60%, due 7/31/97                   1,000,000      1,332,849
  Business Mens Co., 6.53%, due 2/25/98                    1,000,000      1,055,194
  Allstate Life, 7.00%, due 10/13/97                       1,000,000      1,323,001
  Business Mens Co., 6.21%, due 2/19/98                    1,000,000      1,053,544
  Business Mens Co., 5.71%, due 6/9/98                     1,500,000      1,540,706
  Business Mens Co., 5.93%, due 6/17/98                    1,000,000      1,031,744
  Business Mens Co., 5.63%, due 1/15/99                    1,400,000      1,406,950
  Confederation Life, 0.00%, due 6/30/97                   1,000,000      1,059,731
  Confederation Life, 0.00%, due 6/30/97                   1,000,000      1,207,802
  Hartford Life, 5.45%, due 9/27/98                        3,000,000      3,550,603
  Safeco Life, 7.20%, due 3/3/97                             500,000        686,130
  Safeco Life, 6.88%, due 11/9/00                          1,333,333      1,391,946
  Bayerische Landesbank Girozentrale,
    6.89%, due 3/15/01                                     4,000,000      4,119,728
  Bayerische Landesbank Girozentrale,
    6.24%, due 11/15/01                                    2,000,000      2,007,502
  Security Life of Denver, 6.96%, due 7/17/01              3,000,000      3,057,909
                                                         ___________    ___________

    Total Guaranteed Investment Contracts                 61,869,950     70,676,640
                                                         ___________    ___________

PARTICIPANT LOANS:
  Interest rates ranging from 6.5% to 12.5%,
    maturities ranging from 1/2/97 to 12/26/11            27,919,472     27,919,472
                                                         ___________    ___________

TEMPORARY CASH INVESTMENTS:
* Bankers Trust Pyramid Directed
    Account Cash Fund                                     29,147,248     29,147,248
                                                         ___________    ___________

TOTAL INVESTMENTS                                       $412,663,948   $443,708,683
                                                         ===========    ===========

* Denotes parties-in-interest                                            (Concluded)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - SERIES
YEAR ENDED DECEMBER 31, 1996
________________________________________________________________________________________________________________________


Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (H)
                                                                             (F)                   CURRENT
                                                                           EXPENSE                VALUE OF
      (A)              (B)                (C)          (D)        (E)     INCURRED       (G)      ASSET ON       (I)
  IDENTITY OF      DESCRIPTION         PURCHASE      SELLING     LEASE      WITH       COST OF   TRANSACTION  NET GAIN/
PARTY INVOLVED      OF ASSET             PRICE        PRICE     RENTAL   TRANSACTION    ASSET       DATE       (LOSS)

*Bankers Trust BT Pyramid Directed
                Account Cash Fund   $134,406,233  $          -   $  -      $  -   $134,406,233  $134,406,233   $      -
*Bankers Trust BT Pyramid Directed
                Account Cash Fund              -   122,169,975      -         -    122,169,975   122,169,975          -
*Bankers Trust Dodge & Cox
                Balanced Fund         22,114,392             -      -         -     22,114,392    22,114,392          -
*Bankers Trust Dodge & Cox
                Balanced Fund                  -     8,214,021      -         -      7,542,908     8,214,021    671,113
*Bankers Trust Columbia Common
                Stock Fund Inc.       32,369,450             -      -         -     32,369,450    32,369,450          -
*Bankers Trust Columbia Common
                Stock Fund Inc.                -    13,397,610      -         -     11,256,302    13,397,610  2,141,308
*Bankers Trust Putnam New Oppor-
                tunities Fund         30,246,715             -      -         -     30,246,715    30,246,715          -
*Bankers Trust Putnam New Oppor-
                tunities Fund                  -    13,417,771      -         -     12,181,907    13,417,771  1,235,864

*Denotes party-in-interest.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - SINGLE
YEAR ENDED DECEMBER 31, 1996
________________________________________________________________________________________________________________________

Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (H)
                                                                            (F)                    CURRENT
                                                                          EXPENSE                 VALUE OF
      (A)              (B)               (C)         (D)         (E)     INCURRED       (G)       ASSET ON       (I)
  IDENTITY OF      DESCRIPTION        PURCHASE     SELLING      LEASE      WITH       COST OF    TRANSACTION  NET GAIN/
PARTY INVOLVED      OF ASSET            PRICE       PRICE      RENTAL   TRANSACTION    ASSET        DATE       (LOSS)

*Bankers Trust BT Pyramid Directed
                 Account Cash Fund  $21,885,456     $  -        $  -      $  -     $21,885,456  $21,885,456     $  -

*Denotes party-in-interest.

                                   SIGNATURE



The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the K Plus Employee Savings Administrative Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN



                                   /s/WILLIAM E. PERESSINI
                                      William E. Peressini, Committee Member

                                   June 25, 1997